                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

     (a) CoStar Realty Information, Inc., a Delaware corporation

     (b) ARES Development Group, Inc., a California corporation

     (c) Jamison Research, Inc., a Georgia corporation

     (d) LeaseTrend, Inc., a Delaware corporation